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                                                                    EXHIBIT 16.1
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August 31, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated August 31, 2001, of Sturm, Ruger & Company, Inc. and are in agreement with the statements contained in the first, second and third paragraphs on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.










                                                /s/ ERNST & YOUNG LLP
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